Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARY	STATE/JURISDICTION OF INCORPORATION/ ORGANIZATION	NAME UNDER WHICH BUSINESS IS CONDUCTED
Quicksilver Resources Canada Inc.	Alberta	Quicksilver Resources Canada Inc.